CYTODYN INVESTOR UPDATE WEBINAR THE WEBINAR WILL START SOON Participants Jacob Lalezari M.D. Chief Executive Officer of CytoDyn Robert E. Hoffman Chief Financial Officer of CytoDyn Medical Director of GI Oncology, City of Hope Orange County, Irvine, California Pashtoon M. Kasi M.D., M.S. Sr. Director of BioPharma Business Development, Oncology & RWD Solutions, Natera Reny Aniline

The Next Generation of Monoclonal Antibody Therapy CYTODYN.COM / OTCMKTS: CYDY

FORWARD LOOKING STATEMENT This presentation contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believes," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates" and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Forward-looking statements may include statements about leronlimab, its ability to provide positive health outcomes, the Company's ability to develop a successful operating strategy and thereby create shareholder value, the possible results of clinical trials, studies or other programs or ability to continue those programs, the ability to obtain regulatory approval for commercial sales, and the market for actual commercial sales. The Company's forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks and uncertainties including: (i) the regulatory determinations of leronlimab’s safety and effectiveness to treat the diseases and conditions for which we are studying the product by the U.S. Food and Drug Administration (FDA) and various drug regulatory agencies in other countries; (ii) the Company’s ability to raise additional capital to fund its operations; (iii) the Company’s ability to meet its debt and other payment obligations; (iv) the Company’s ability to retain other key employees; (v) the Company’s ability to enter into partnership or licensing arrangements with third-parties; (vi) the timely and sufficient development, through internal resources or third-party consultants, of analyses of the data generated from the Company’s clinical trials required by the FDA or other regulatory agencies in connection with applications for approval of the Company’s drug product; (vii) the Company’s ability to achieve approval of a marketable product; (viii) the design, implementation and conduct of the Company’s clinical trials; (ix) the results of the Company’s clinical trials, including the possibility of unfavorable clinical trial results; (x) the market for, and marketability of, any product that is approved; (xi) the existence or development of vaccines, drugs, or other treatments that are viewed by medical professionals or patients as superior to the Company’s products; (xii) regulatory initiatives, compliance with governmental regulations and the regulatory approval process; (xiii) legal proceedings, investigations or inquiries affecting the Company or its products; (xiv) general economic and business conditions; (xv) changes in foreign, political, and social conditions; (xvi) stockholder actions or proposals with regard to the Company, its management, or its board of directors; and (xvii) various other matters, many of which are beyond the Company’s control. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in subsequent Form 10-Qs and Form 8-Ks, filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this presentation. Any and all projections included herein are based on management estimates only. Adverse events could negatively impact the Company’s ability to achieve such results.

Jacob Lalezari, M.D. Chief Executive Officer CEO of CytoDyn Inc. since November 2023. 37 years of industry experience, including nearly 20 years of experience with leronlimab. Dr. Lalezari has been the CEO and Medical Director of Quest Clinical Research since 1996. Dr. Lalezari has served as Principal Investigator for Phase 1, 2, and 3 clinical studies of new therapies for such viral diseases as HIV/AIDS, CMV, HPV, HSV, Hepatitis B and C, influenza, RSV, and COVID-19, including some historical trials conducted by CytoDyn.

Executive Summary – leronlimab Novel drug candidate with multiple demonstrated mechanisms of action (MOA) Large and growing market potential across CRC, TNBC, and other solid tumor indications Well-tolerated with extensive safety database including approximately 1,700 patients enrolled in 20+ clinical studies across multiple therapeutic areas Promising early readouts from CLOVER study in mCRC, strong retrospective clinical data in TNBC, and expectation of continued readouts supporting proposed MOA throughout calendar 2027 Potential for multiple therapeutic approaches in solid-tumor oncology: “Stand-alone” anti-cancer therapy; and “Prime and Pair” – a combination approach with an immune checkpoint inhibitor to create pathway to sustained remission

Colorectal Cancer (“CRC”)

CLOVER – CytoDyn’s Phase 2 Study in CRC Title CCR5-targeting Leronlimab With Oral Chemotherapy and VEGF-inhibitor Enriched Regimen Study (CLOVER) Design Phase 2, open-label, randomized (350 vs 700 mg) 60-patient study to explore safety and efficacy of leronlimab administered with Lonsurf and Avastin in patients with third line Microsatellite Stable (MSS) Metastatic Colorectal Cancer (mCRC). Lead Investigator Pashtoon Kasi, M.D., M.S., Medical Director of GI Medical Oncology, City of Hope Orange County. Status / Enrollment: First patient dosed in June 2025; target enrollment completed in April 2026

CLOVER – Endpoints Being Assessed in Study Primary Objective Evaluation of the efficacy of leronlimab in combination with current standard of care (Lonsurf and Avastin) Primary Endpoint Objective Response Rate (ORR) – as assessed by responders in either arm (350 or 700 mg), or from the overall study population Secondary & Exploratory Endpoints Assessment of the safety and tolerability of leronlimab with current standard of care (Lonsurf and Avastin) Evaluation of changes in circulating tumor DNA (ctDNA) Evaluation of patients who achieve complete response (CR), partial response (PR) or stable disease (SD); as well as progression free survival (PFS) and overall survival (OS) Investigator assessed overall response rate (ORR), based on local tumor assessments Evaluation of changes in PD-L1 expression on circulating tumor cells (CTCs) Evaluation of the efficacy of leronlimab with pembrolizumab in patients with documented progression during initial randomized phase of the study

NOTES & OBSERVATIONS 52.3% of CLOVER participants were receiving their 4th line of treatment (or later) 86.2% of CLOVER participants had previously attempted treatment with Avastin (bevacizumab) in a prior line of therapy Age 350 mg (n=33) 700 mg (n=32) Total (N=65) Median Age (Years) 57 (38 -76) 57 (31 – 79) 57 (31-79) Age <65 24 (72.7%) 21 (65.6%) 45 (69.2%) Age  65 9 (27.3%) 11 (34.4%) 20 (30.8%) Primary Diagnosis Colon Cancer 19 (57.6%) 17 (51.5%) 36 (55.4%) Rectal Cancer 14 (42.4%) 15 (45.4%) 29 (44.6%) Prior Lines of Therapy 2 16 (48.5%) 15 (46.9%) 31 (47.7%)  3 17 (51.5%) 17 (53.1%) 34 (52.3%) Prior Avastin (bev) experience 31 (93.9%) 25 (78.1%) 56 (86.2%) Baseline Characteristics – CLOVER Study* *Results are based on a preliminary data cut. Final database cleaning, source verification, and query resolution are ongoing. As of September 2026, 22 of 65 subjects (34%) remain on study, reported outcomes may change up until database lock.

CLOVER – ctDNA % Change at Week 2 Based on Signatera Exome* Median decrease: 86% Patients with Data Available in September 2026 (n=28) *Analysis includes all available Signatera Exome ctDNA measurements within seven days of starting treatment

CLOVER – ctDNA % Change at Week 2 Based on Signatera Exome* 350 mg Cohort (n=14) 700 mg Cohort (n=14) Median decrease: 80% Median decrease: 90% Patients with Data Available in September 2026 *Analysis includes all available Signatera Exome ctDNA measurements within seven days of starting treatment

*Analysis includes all available Signatera Exome ctDNA measurements within seven days of starting treatment CLOVER – ctDNA % Change at Week 2 Based on Signatera Exome* Prior Lines of Therapy Patients with Data Available in September 2026 (n=28) 2 Prior Lines 3 Prior Lines 4 Prior Lines 5 Prior Lines 6 Prior Lines 9 Prior Lines

CLOVER – ctDNA responses, Natera’s real-world comparator cohorts p = 0.01 p = 0.0005 0-4 Weeks, Molecular Residual Disease (MRD) Change from Baseline CLOVER Study Natera Real-world Cohorts

Preliminary Results from CLOVER – October 2026 96/96 (100%) of screened patients with an evaluable sample tested CCR5+, as determined by immunohistochemistry (IHC) Well tolerated. No Serious Adverse Events (SAEs) related to leronlimab Consistent ctDNA declines in 28 patients evaluated with Signatera Exome* 38/51 (74.5%) patients with scans available at Week 8 demonstrate shrinkage or classify as having stable disease Numerical increases in PD-L1 observed in majority of patients Investigators report patients responding well clinically – less pain & fewer hospitalizations Three patients referred for curative-intent surgery *Analysis includes all available Signatera Exome ctDNA measurements within seven days of starting treatment

Phase 3 SUNLIGHT study – published May 3, 2023 Lonsurf & Avastin combination (n = 246) Median Progression Free Survival (mPFS) = 5.6 months Median Overall Survival (mOS) = 10.8 months Overall Response Rate (ORR) = 6.1%, no Complete Responders Subsequent meta-analysis of real-world data – published May 24, 2023 N = 437 patients Median Progression Free Survival (mPFS) = 4.5 months Median Overall Survival (mOS) = 11.1 months Overall Response Rate (ORR) = 2.7% Current FDA-approved Approach in 3rd Line CRC As of August 2, 2023 Basis for FDA Approval of Avastin (August 2023): Lonsurf (trifluridine/tipiracil) & Avastin (bevacizumab) The phase 3 SUNLIGHT study showed that adding Avastin to Lonsurf significantly improved overall survival and progression-free survival compared to Lonsurf alone. https://www.fda.gov/drugs/drug-approvals-and-databases/fda-approves-trifluridine-and-tipiracil-bevacizumab-previously-treated-metastatic-colorectal-cancer https://www.nejm.org/doi/full/10.1056/NEJMoa2214963 https://pubmed.ncbi.nlm.nih.gov/37366880/

Baseline Characteristics – CLOVER v. SUNLIGHT

CYTODYN

*Results are based on a preliminary data cut. Final database cleaning, source verification, and query resolution are ongoing. As of September 2026, 22 of 65 subjects (34%) remain on study, reported outcomes may change up until database lock.

Patient Group Baseline	**CLOVER Study*** *Lonsurf & Avastin, plus leronlimab (350 or 700 mg)*			**SUNLIGHT Study** *Lonsurf & Avastin*		
Age	**350 mg (n=33)**	**700 mg (n=32)**	**Total (N=65)**	*Lonsurf (n=246)*	*Lonsurf & Avastin (n=246)*	*Total (N=492)*
Median Age (Years)	57 (38 -76)	57 (31 – 79)	57 (31-79)	*64 (24-90)*	*62 (20-84)*	*NR*
Age <65	24 (72.7%)	21 (65.6%)	45 (69.2%)	*129 (52.4%)*	*146 (59.3%)*	*275 (55.9%)*
Age ≥ 65	9 (27.3%)	11 (34.4%)	20 (30.8%)	*117 (47.6%)*	*100 (40.7%)*	*217 (44.1%)*
Primary Diagnosis						
Colon Cancer	19 (57.6%)	17 (51.5%)	36 (55.4%)	*181 (73.6%)*	*180 (73.2%)*	*361 (73.4%)*
Rectal Cancer	14 (42.4%)	15 (45.4%)	29 (44.6%)	*65 (26.4%)*	*66 (26.8%)*	*131 (26.6%)*
Prior Lines of Therapy						
1	*– Not eligible for CLOVER –*			*15 (6.1%)*	*11 (4.47%)*	*26 (5.3%)*
2	16 (48.5%)	15 (46.9%)	31 (47.7%)	*224 (91.1%)*	*229 (93.1%)*	*453 (92.1%)*
≥ 3	17 (51.5%)	17 (53.1%)	**34 (52.3%)**	*7 (2.8%)*	*6 (2.4%)*	***13 (2.6%)***
Prior Avastin (bev) experience	31 (93.9%)	25 (78.1%)	56 (86.2%)	176 (71.5%)	178 (72.4%)	354 (72%)

NOTES & OBSERVATIONS

- Similar patient age profile
- Comparable/lower prevalence of liver metastases in CLOVER
- Greater representation of rectal cancer in CLOVER
- More heavily pre-treated population in CLOVER
- Despite a more heavily pre-treated population and higher proportion of rectal cancer patients, baseline characteristics were otherwise broadly comparable to SUNLIGHT, supporting meaningful cross-study contextualization of clinical outcomes.

CYTODYN.COM 16

Principal Investigator – CLOVER (Phase 2 mCRC Study)



Reny Aniline

Natera

Sr. Director of BioPharma Business Development
Oncology & RWD Solutions

Natera™ is a global leader in cell-free DNA and precision medicine, dedicated to oncology, women's health, and organ health.

Following the strategic collaboration announced in June 2026, Signatera™, Natera's personalized assay for the detection of molecular residual disease (MRD), is being used to evaluate ctDNA dynamics and molecular response patterns in the CLOVER study (ClinicalTrials.gov Identifier: NCT06699836).

For more information on Natera, visit www.natera.com.

CYTODYN.COM 17

Circulating tumor DNA for molecular response intelligence Circulating tumor DNA (ctDNA) is DNA shed into the bloodstream as cancer cells die The advantages of ctDNA-based MRD detection: What is ctDNA? Real-time — reflects live cancer activity as ctDNA has a half-life of <1 hour Quantitative and dynamic — ctDNA levels track disease burden and changes over time Sensitive & specific — demonstrated evidence of prognostic advantage of MRD vs. PET/CT RBC Macrophage Normal Cell Tumor Cell CTC Normal cfDNA ctDNA Plasma Leukocyte RBC Apoptosis Necrosis Shedding Source: content.iospress.com

Real-World Comparator Arms for Earlier Efficacy Signals OPPORTUNITY Clinical trials for new advanced-stage or metastatic therapies aim to demonstrate longer overall survival (OS) and progression-free survival (PFS). Yet such approaches require randomized studies that are often expensive and time intensive. Cytodyn partnered with Natera to benchmark its investigational therapy against a MIIRA-built comparator arm and assess an early efficacy signal vs. SOC using its CLOVER Phase 2 data.

Defining real-world comparator cohorts

Population Criteria

- mCRC
- 3L+
- Pre-treatment baseline ctDNA available
- 1+ MRD time points within first 4 weeks of treatment initiation

Timepoints

- **>3** average Signatera tests per patient (during entire duration of treatment)

RW Endpoints

- Molecular complete response (**mCR**): ctDNA clearance vs. baseline
- Molecular partial response (**mPR**): ctDNA reduction ≥90% vs. baseline
- Molecular stable disease (**mSD**): ctDNA reduction of 0% to <90% vs. baseline
- Molecular progressive disease (**mPD**): ctDNA increase vs. baseline

20
natera™

Not for reproduction or further distribution.

4 2 1 0 0 0 11 4 1 1 1 0 6 8 2 0 0 0 1 4 1 0 0 0 0 10 20 30 40 50 During first 4 weeks of treatment, duplet SOC showed deeper molecular response vs. monotherapy Lonsurf: median 22% increase in ctDNA  Lonsurf + Bev: median 55% decrease in ctDNA Molecular responders  (mCR and mPR) to either regimen had longer real-world overall survival (rwOS) vs. molecular non-responders (mSD and mPD) p=0.01 Response Validation Response Analysis -100% 0% 100% 200% Lonsurf (n = 30) Lonsurf + Bev (n = 75) Median: +22% 95% CI: -35%, 91% Median: -55% 95% CI: -69%,-10% Risk Set Adjusted rwOS by Molecular Response (mCR/mPR/mSD/mPD) Strata mCR mPR mSD mPD Strata 1.00 0.75 0.50 0.25 0.00 0 10 20 30 40 50 Time from Start of Treatment (Months) Time from Start of Treatment (Months) p=0.0427 22.3% -55.2% MRD Change from Baseline rwOS Probability Response analysis and validation of RW comparator arms in 3L mCRC

Deeper molecular response observed in the CLOVER group, relative to Natera’s real-world comparator cohorts p = 0.01 p = 0.0005 p = 0.005 p = 0.0006 CLOVER Study CLOVER Study Natera Real-world Cohorts Natera Real-world Cohorts

Observed changes from baseline – MTM/mL (Mean Tumor Molecules per milliliter of plasma) Regimen N Min Q1 Median 95% CI (median) Mean Q3 Max SD Lonsurf 30 -99.87% -46.59% 22.30% -35.40% to 90.63% 435.76% 125.89% 9195.10% 1686.16% Lonsurf + Bev 75 -100.00% -82.38% -55.19% -68.51% to -9.76% 22.06% 60.33% 1264.78% 201.66% CLOVER Study Lonsurf + Bev + Leronlimab 12 -100.00% -96.30% -93.22% -96.60% to -86.93% -87.44% -88.16% -25.67% 20.00% 0-4 weeks treatment time window 0-8 weeks treatment time window Regimen N Min Q1 Median 95% CI (median) Mean Q3 Max SD Lonsurf 52 -100.00% -68.16% -0.24% -35.40% to 69.34% 399.15% 135.00% 9195.10% 1474.67% Lonsurf + Bev 111 -100.00% -88.25% -61.92% -78.43% to -11.01% 103.79% 43.70% 4762.14% 621.94% CLOVER Study Lonsurf + Bev + Leronlimab 12 -100.00% -96.73% -93.22% -97.10% to -88.57% -87.96% -88.71% -25.67% 20.05%

mPD – Molecular progressive disease: ctDNA increase vs. baseline mSD – Molecular stable disease: ctDNA reduction of 0% to <90% vs. baseline mPR – Molecular partial response: ctDNA reduction ≥90% vs. baseline mCR – Molecular complete response:  ctDNA clearance vs. baseline Deeper molecular response observed in the CLOVER group, relative to Natera’s real-world comparator cohorts mSD mPD mPR mCR CLOVER Study mSD mPD mPR mCR CLOVER Study

Jacob Lalezari, M.D. Chief Executive Officer CEO of CytoDyn Inc. since November 2023. 37 years of industry experience, including nearly 20 years of experience with leronlimab. Dr. Lalezari has been the CEO and Medical Director of Quest Clinical Research since 1996. Dr. Lalezari has served as Principal Investigator for Phase 1, 2, and 3 clinical studies of new therapies for such viral diseases as HIV/AIDS, CMV, HPV, HSV, Hepatitis B and C, influenza, RSV, and COVID-19, including some historical trials conducted by CytoDyn.

Principal Investigator – CLOVER (Phase 2 mCRC Study) Dr. Pashtoon Kasi, M.D., M.S. City of Hope, Orange County Principal Investigator, CD-0-101 The Phase-2 CCR5-targeting Leronlimab With Oral Chemotherapy and VEGF-inhibitor Enriched Regimen Study (“CLOVER”) Medical Director of GI Medical Oncology, City of Hope Orange County. Associate Clinical Professor, Department of Medical Oncology & Therapeutics Research. Rad Family Chair in Gastrointestinal Oncology.

Q&A with the Principal Investigator of CLOVER (Phase 2 mCRC Study) What are your current clinical impressions as it relates to CLOVER participants at your site? What are your thoughts on the ctDNA trends observed to date in the CLOVER study? What is the current status of the rollover arm – patients that are to receive an immune checkpoint inhibitor with leronlimab at 700 mg? Update on patients referred from CLOVER to pursue potentially curative surgery? Dr. Pashtoon Kasi, M.D., M.S.

Jacob Lalezari, M.D. Chief Executive Officer CEO of CytoDyn Inc. since November 2023. 37 years of industry experience, including nearly 20 years of experience with leronlimab. Dr. Lalezari has been the CEO and Medical Director of Quest Clinical Research since 1996. Dr. Lalezari has served as Principal Investigator for Phase 1, 2, and 3 clinical studies of new therapies for such viral diseases as HIV/AIDS, CMV, HPV, HSV, Hepatitis B and C, influenza, RSV, and COVID-19, including some historical trials conducted by CytoDyn.

Robert E. Hoffman Chief Executive Officer – effective October 20, 2026 CFO of CytoDyn Inc. since May 2025. An industry veteran with decades of financial and leadership experience. Prior to joining CytoDyn, served as President and CEO of Kintara Therapeutics, Inc. Other prior executive roles include; Heron Therapeutics, AnaptysBio, and Arena Pharmaceuticals. Currently sits on the boards of TuHURA Biosciences, and Fibrobiologics.

Upcoming Milestones, Approach to Calendar 2026 & 2027

CLOVER Presentations at Upcoming Conferences ESMO - European Society for Medical Oncology October 23-27, 2026 | Madrid, Spain Additional clinical and ctDNA findings Additional follow-up and data maturity Real-world comparison data; further context of results relative to evolving mCRC treatment landscape ASCO Gastrointestinal Cancers Symposium 2027 January 21-23, 2027 | San Francisco, California Further updates on clinical and biomarker outcomes Additional perspective on durability and consistency of findings Additional real-world comparison data; continued analysis of results relative to evolving mCRC treatment landscape

Recent & Upcoming Milestones Close $17.5 Million financing to fund continued development of leronlimab [1Q Calendar 2026] Present initial ctDNA readouts from mCRC study at AACR (San Diego) [2Q Calendar 2026] Close on strategic data collaboration with Natera, Inc. [2Q Calendar 2026] Close $16.2 Million financing to fund continued development of leronlimab [3Q Calendar 2026] Announcement/introduction to new head of regulatory affairs [4Q Calendar 2026] Initiation of dose escalation study in mTNBC [4Q Calendar 2026] Initiation of additional studies in CRC [1H Calendar 2027]

Calendar 2027 – Presentation of CLOVER data, FDA Approach Present durability of safety and efficacy from CLOVER Study – ESMO and ASCO GI [4Q 2026 – 1Q 2027] Assemble/present data package, subsequent communications with FDA [2H 2026 – 1H 2027]

Market Opportunity – Key Takeaways Novel approach to immuno-oncology – a first-in-class humanized monoclonal antibody targeting the CCR5 receptor with therapeutic potential across multiple solid-tumor indications Well tolerated safety profile – approximately 1,700 patient safety database Strategic collaboration in place with Natera – employing ctDNA-Guided Development and Molecular Response Analysis across development program Large-market potential in metastatic colorectal cancer (mCRC) Metastatic Colorectal Cancer (mCRC) is a large and growing market in oncology – has the potential to exceed $25B globally by 2030 2025 sales for Lonsurf totaled $700+ million, with year-on-year growth reported at 6.2% in Q1 2026 Potential for expansion into other solid-tumor oncology indications (i.e. – triple negative breast cancer, glioblastoma, prostate cancer, pancreatic cancer, etc.)

JANUARY 2025 • CYTODYN.COM 1111 Main Street, Suite 660, Vancouver, WA 98660  360-980-8524 ir@cytodyn.com CYTODYN.COM / OTCMKTS: CYDY Question & Answer Session